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                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington D.C.  20549


                               FORM 8-K


                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): December 1, 2000


                     EURO TRADE & FORFAITING, INC.
        (Exact name of Registrant as specified in its charter)


                                Utah
                      (State of Incorporation)


        000-26031                                87-0571580
(Commission File Number)            (I.R.S. Employer Identification No.)


                Suite 1620 - 400 Burrard Street, Vancouver,
                     British Columbia, Canada  V6C 3A6
       (Address of principal executive offices, including zip code)


                             (604) 683-5767
          (Registrant's telephone number, including area code)


                  42 Brook Street, London, England, W1Y 1YB
                (Former address, if changed since last report)


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ITEM 1.     OTHER EVENTS.

Euro Trade & Forfaiting, Inc. has changed its principal executive offices from 42 Brook Street, London, England to Suite 1620 - 400
Burrard Street, Vancouver, British Columbia, Canada, V6C 3A6.

In addition, Euro Trade has received a complaint filed against it in the United States District Court for the District of Columbia on November 22, 2000 by Clarion Investment and Mortgage and Clifftown Holdings International Inc. and others (collectively, "Clifftown") alleging, among other things, that Euro Trade violated certain United States federal securities laws and breached its duty to state certain material facts or to correct certain material facts previously disclosed in its public filings with the Securities and Exchange Commission (the "Clifftown Action").

Euro Trade considers the Clifftown Action to be without merit and intends to vigorously defend itself against Clifftown's allegations. Euro Trade regards the Clifftown Action to be a response to the previous action commenced by Euro Trade on November 3, 2000 in the United States District Court, Southern District of New York, as amended, against its former Chief Executive Officer, John Vowell, its former Chairman, Chandra Sekar, its former Chief Financial Officer, Naren Desai, John W. Duffell and others (collectively, the "Defendants"). In its action, Euro Trade alleges, among other things, that the Defendants participated in a wide-ranging fraudulent scheme to benefit themselves and their associates at Euro Trade's expense. Euro Trade is seeking to recover from the Defendants, among other things, actual and punitive damages, as well as the return of certain shares issued to the Defendants as a result of their fraudulent behaviour.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Registrant:            EURO TRADE & FORFAITING, INC.
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By:                    /s/ Michael J. Smith
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Date:                  December 1, 2000
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